Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

     We have issued our report dated March 4, 2005, accompanying the consolidated financial statements included in the Annual Report of WQN, Inc. on Form 10-KSB for the years ended December 31, 2004 and 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of WQN, Inc. on Form S-8 (File No. 333-107847, effective August 11, 2003, File No. 333-54498, effective January 29, 2001, File No. 333-40350, effective June 28, 2000 and File No. 333-40348, effective June 28, 2000).

/s/ Grant Thornton LLP

Dallas, Texas
March 30, 2005